Exhibit 3.2


                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                             BLACK HILLS CORPORATION


         The undersigned hereby execute, acknowledge, and deliver to the Secretary of State of South Dakota the following Articles of Amendment:

1.   The name of the corporation is Black Hills Corporation.

2. The following amendment was adopted by the shareholders of the Corporation on June 20, 2000:

               Article I of the Articles of Incorporation is hereby amended to read as follows:

                    The name of the Corporation is Black Hills Power and Light Company.

3. The number of shares of the Corporation outstanding at the time of such adoption was 20,428,852, and the number of shares entitled to vote thereon was 20,428,852.

4. The number of shares voted for such amendment was 12,987,600, which was 70.4% of all issued and outstanding shares at this time. The number of shares voted against this amendment was 1,861,557. The number of shares abstaining from voting on this amendment was 2,225,459. The number of shares held by brokers and not voted was 3,354,236.

         IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation of Black Hills Corporation were executed on this 22nd day of December, 2000.

                                       BLACK HILLS CORPORATION



                                       By /s/ James M. Mattern
                                          James M. Mattern
                                          Its Senior Vice President - Corporate
                                            Administration


                                       And /s/ Roxann R. Basham
                                           Roxann R. Basham
                                           Its Vice President - Controller and
                                             Corporate Secretary
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                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                       BLACK HILLS POWER AND LIGHT COMPANY


         The undersigned hereby execute, acknowledge, and deliver to the Secretary of State of South Dakota the following Articles of Amendment:

1.   The name of the corporation is Black Hills Power and Light Company.

2. The following amendment was adopted by the shareholders of the Corporation on June 20, 2000:

          Article I of the Articles of Incorporation is hereby amended to read as follows:

               The name of the Corporation is Black Hills Power, Inc.

3. The number of shares of the Corporation outstanding at the time of such adoption was 100, and the number of shares entitled to vote thereon was 100.

4. The number of shares voted for such amendment was 100. The number of shares voted against this amendment was 0.

         IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation of Black Hills Power and Light Company were executed on this 22nd day of December, 2000.

                                      BLACK HILLS POWER AND LIGHT COMPANY



                                      By /s/ James M. Mattern
                                         James M. Mattern
                                         Its Senior Vice President - Corporate
                                           Administration


                                      And /s/ Roxann R. Basham
                                          Roxann R. Basham
                                          Its Vice President - Controller and
                                            Corporate Secretary